Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of ___________, 2006 by and between Crossfire Capital Corporation (the "Company") and American Stock Transfer & Trust Company (the "Trustee").

WHEREAS, the Company's Registration Statement on Form S-1, No. 333-133447 (the "Registration Statement"), for its initial public offering of securities (the "IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission (the "Effective Date");

WHEREAS, Ferris, Baker Watts, Incorporated ("FBW") is acting as the representative of the underwriters in the IPO;

WHEREAS, as described in the Company's Registration Statement, $57,750,000 of the gross proceeds of the IPO and the Placement as herein provided ($66,300,000 if the underwriters' over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company, FBW and the holders of the Company's common stock, par value $.0001 per share, issued in the IPO (the amount to be delivered to the Trustee will be referred to herein as the "Property"; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders, FBW and the Company will be referred to together as the "Beneficiaries");

WHEREAS, a portion of the Property consists of $1,350,000 attributable to the underwriter's non-accountable expense allowance, which FBW has agreed to deposit in the Trust Account (defined below);

WHEREAS, a portion of the Property consists of $1,300,000 attributable to the placement of warrants (the "Placement") to the founder of the Company; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.  AGREEMENTS AND COVENANTS OF TRUSTEE. The Trustee hereby agrees and covenants to:

(a)  hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (the "Trust Account") established by the Trustee at Lehman Brothers Inc.;

(b)  manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)  in a timely manner, upon the instruction of the Company, to invest and reinvest the Property in any "Government Security" or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended. As used herein, Government Security means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less;

(d)  collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

(e)  notify the Company and FBW of all communications received by it with respect to any Property requiring action by the Company;

(f)  supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

(g)  participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the written instructions of the Company to do so;

(h)  render to the Company and to FBW, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)        as of the date of the consummation of a business combination (the "Business Combination"), commence liquidation of the Trust Account upon receipt of the Officers' Certificate signed by the Chief Executive Officer and Chief Financial Officer and in accordance with the terms of a termination letter ("Termination Letter"), in a form substantially similar to that attached hereto as Exhibit A, signed on behalf of the Company by its President, Chief Financial Officer or Chairman of the Board and Secretary or Assistant Secretary. The Trustee shall complete the liquidation of the Trust Account and distribute the Property in the Trust Account to the Beneficiaries as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the shareholder vote in favor of the Business Combination. In all cases, the Trustee shall provide FBW with a copy of any Termination Letters, Officers' Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same;

(j)        as of the date, 18 months from the date of this Agreement (the "LOI Termination Date") (or 24 months from the date hereof in the event the Company has executed the Letter of Intent (defined below) prior to the LOI Termination Date, but failed to consummate a Business Combination (the "Second Termination Date")), and upon receipt of a Termination Letter by the Trustee from the Company in a form substantially similar to that attached as Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, commence liquidation of the Trust Account. The Trustee, upon consultation with the Company and FBW, shall deliver a notice to Public Stockholders of record as of the LOI Termination Date or Second Termination Date, whichever the case may be, by U.S. mail or via the Depository Trust Company ("DTC"), within five days of the LOI Termination Date or Second Termination Date, to notify the Public Stockholders of such event and take such other actions as it may deem necessary to inform the Beneficiaries. The Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee. Notwithstanding the foregoing, if the Trustee receives a bona fide, executed letter of intent or engagement letter (the "Letter of Intent") for a Business Combination prior to the LOI Termination Date accompanied by an Officers' Certificate as described in Section 2(e) hereof, then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or the Second Termination Date.

2.  LIMITED DISTRIBUTIONS OF INCOME ON PROPERTY

(a)  Upon receipt by the Trustee of an Officer's Certificate signed by the President of the Company certifying as true, accurate and complete a copy of any tax return required to be filed on behalf of the Trust Account in respect of income earned on the Property held therein, the Trustee shall deliver to the Company for submission to the appropriate taxing authority a check made payable to the order of such taxing authority in the amount required to pay such taxes, provided, however, that in no event shall the aggregate amount of all checks issued to taxing authorities pursuant to this Section 2(a) exceed the income in respect of which such taxes are due and owing.

(b)  Upon written request from the Company, which may be given not more than once in any calendar month, the Trustee shall distribute to the Company an amount equal to the income earned on the Property, net of taxes payable through the last day of the month immediately preceding the date of receipt of the Company's request; provided, however, that the maximum amount of distributions, net of taxes, that the Company may request and the Trustee shall distribute pursuant to this Section 2(b) shall be $1,500,000, or $1,725,000 if the over-allotment option is exercised in full by the underwriters.

(c)  Except as provided in Section 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

3.        AGREEMENTS AND COVENANTS OF THE COMPANY.

(a)  The Company shall provide all instructions to the Trustee hereunder in writing, signed by the Company's President or Chairman of the Board and Chief Financial Officer. In addition, except with respect to its duties under Sections 1(i) and (j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)  The Company shall hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c)  The Company shall pay the Trustee an initial acceptance fee of [$_______] and an annual fee of [$______] (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the closing of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such section);

(d)  In the event that the Company consummates the Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, the Trustee or another independent party designated by FBW shall act as the inspector of election to certify the results of the shareholder vote; and

(e) The Officers' Certificate referenced in Section 1(i) and (j) hereof shall require the Chief Executive Officer and Chief Financial Officer of the Company to each certify either of the following:(1) prior to the LOI Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; or 2(A) prior to the LOI Termination Date, the Company has entered into a bona fide Letter of Intent with a target business and (B) prior to the Second Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement.

4.  LIMITATIONS OF LIABILITY. The Trustee shall have no responsibility or liability to:

(a)  take any action with respect to the Property, other than as directed in Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)  institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)  change the investment of any Property, other than in compliance with Section 1(c) hereof;

(d)  refund any depreciation in principal of any Property;

(e)  assume that the authority of any person designated by the Company or FBW to give written instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)  the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the Company or any other proper person and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)  verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement, unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 1(i) hereof; and

(h)  pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from the income earned on the Property as provided in Section 2(a)).

5.  CERTAIN RIGHTS OF TRUSTEE.

(a)  Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(b)  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(c)  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

(d)  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company's use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual or fiduciary obligations to the Beneficiaries until the date of this Agreement.

6.  TERMINATION. This Agreement shall terminate, except with respect to Section 3(b), as follows:

(a)  If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoeverand this Agreement shall terminate; or

(b)  At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) or Section 1(j) hereof, and distributed the Property in accordance with the provisions of the appropriate Termination Letter, this Agreement shall terminate.

7.  MISCELLANEOUS.

(a)  The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of FBW. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)  The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State of New York for purposes of resolving any disputes hereunder.

(e)  Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

American Stock Transfer& Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038
Attn: Susan Silber
Fax No: (718) 236-4588

if to the Company, to:

Crossfire Capital Corporation
950 Third Avenue, Suite 2500
New York, NY 10022
Attn: Martin Oliner
Fax No.: [__________]

in either case with a copy to:

Ferris, Baker Watts, Incorporated
7601 Lewinsville Road, Suite 450
McLean, VA 22102
Attn: Peter McGowan
Fax No.: (410) 659-4632

(f)  This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g)  Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

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IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

AMERICAN STOCK TRANSFER & TRUST
COMPANY, as Trustee

By:	_________________________ Name: Title:

CROSSFIRE CAPITAL CORPORATION

By:	________________________ Name: Martin Oliner Title: President

EXHIBIT A

[LETTERHEAD OF COMPANY]

[INSERT DATE]

American Stock Transfer
& Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038
Attn:

RE: TRUST ACCOUNT NO. _____________ TERMINATION LETTER

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Crossfire Capital Corporation (the "Company") and American Stock Transfer & Trust Company (the "Trustee"), dated as of ___________, 2006 (the "Trust Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with __________________ ("Target Business") to consummate a business combination with Target Business (the "Business Combination") on or about ________ __, 200_. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the "Consummation Date") and shall provide you with an Officers' Certificate in accordance with Sections 1(i) and 3(e) of the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall in writing direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated; (ii) the Company shall deliver the oath and report of inspector of election certified by an independent inspector which may be the Trustee or as otherwise appointed by FBW (collectively, the "Report"); and (iii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account ("Instruction Letter") along with satisfactory evidence of delivery of the stock certificates from Public Stockholders who elect to exercise their conversion rights through the Depository Trust Company, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to you (the "Stock Certificates"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter, the Report, evidence of delivery of the Stock Certificates, the Officers' Certificate and the Instruction Letter (the "Deliverables"), in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and FBW of the same and the Company and, FBW shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company and/or FBW. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

CROSSFIRE CAPITAL CORPORATION

By:  ____________________________________

Name: Martin Oliner
Title:   President

EXHIBIT B

[LETTERHEAD OF COMPANY]

[INSERT DATE]

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level,
New York, NY 10038

Attention: [    ]

Re: Trust Account [    ] – Termination Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Crossfire Capital Corporation (the "Company") and American Stock Transfer & Trust Company ("Trustee"), dated as of     , 2006 ("Trust Agreement"), this is to advise you that the Board of Directors of the Company ("Board") and the stockholders owning a majority of the outstanding common stock have duly voted to dissolve and liquidate the Company. Attached hereto is a copy of the minutes of the meeting of the Board and stockholders relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect. All terms not defined herein shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby acknowledge and agree that you have full authority to commence liquidation of the Trust Account immediately on the LOI Termination Date (unless certain conditions have been satisfied in accordance with the terms of the Trust Agreement) or Second Termination Date, whichever is applicable. You will notify the Company, FBW and Lehman Brothers Inc. ("Designated Paying Agent") in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date").

The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company's instructions; provided, however, that satisfactory evidence of delivery of the stock certificates from the Public Stockholders through the Depository Trust Company, its Deposit Withdraw Agent Commission (DWAC) system or otherwise shall have been received. You shall have no obligation to oversee the Designated Paying Agent's distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

CROSSFIRE CAPITAL CORPORATION

By: ______________________________
Martin Oliner
President and Secretary

EXHIBIT C

AUTHORIZED INDIVIDUAL(S)
FOR TELEPHONE CALL BACK

COMPANY:

Crossfire Capital Corporation
950 Third Avenue, Suite 2500
New York, NY 10022
Attn: Martin Oliner

FBW:

Ferris Baker Watts, Incorporated
100 Light Street
Baltimore, Maryland
Attn.: Peter McGowan

TRUSTEE:

American Stock Transfer
& Trust Company:
59 Maiden Lane, Plaza Level
New York, NY 10038
Attn: Susan Silber
AUTHORIZED TELEPHONE NUMBER(S) (212) 758-4313 (410) 659-4630 (718) 921-8217